FIRST INDIANA CORPORATION

                 SUPPLEMENTAL BENEFIT PLAN




                   EFFECTIVE MAY 1, 1997


       (10k page 77)


                 FIRST INDIANA CORPORATION
                 SUPPLEMENTAL BENEFIT PLAN
                  (EFFECTIVE MAY 1, 1997)

                     TABLE OF CONTENTS

ARTICLE           SECTION                                       PAGE

    I            Establishment and Purpose                       1
     1.1         Establishment                                   1
     1.2         Purpose                                         1
     1.3         Application of Plan                             1

   II            Definitions and Construction                    1
     2.1         Definitions                                     1
     2.2         Gender and Number                               7
     2.3         Severability                                    7
     2.4         Applicable Law                                  7
     2.5         Plan Not an Employment Contract                 7

  III            Participation in the Plan                       7
     3.1         Participants                                    7
     3.2         Benefit Payments                                7

   IV            Benefits                                        8
     4.1         Base Retirement Benefit                         8
     4.2         Default Retirement Benefit                      9
     4.3         Individualized Retirement Benefit               9
     4.4         Effect of Certain Required DB Pension
                   Plan Distributions                            9
     4.5         Death Benefits                                  10
     4.6         Funding                                         10
     4.7         Tax Withholding                                 11
     4.8         Nontransferability                              11

    V            Administration                                  11
     5.1         Administration                                  11
     5.2         Costs                                           11
     5.3         Finality of Determination                       11
     5.4         Indemnification and Exculpation                 11


       i  (10k page 78)

                    TABLE OF CONTENTS
                        (Continued)

ARTICLE           SECTION                                       PAGE

   VI            Named Fiduciary and Claims Procedure            12
     6.1         Named Fiduciary                                 12
     6.2         Payment of Benefits                             12
     6.3         Denied Claim                                    12
     6.4         Written Notice                                  12
     6.5         Appeal                                          13
     6.6         Review of Appeal                                14
     6.7         Hearing                                         14
     6.8         Written Decision                                14

  VII            Participating Employers, Corporate
                   Changes, Amendment, and Termination           15
     7.1         Participation by Other Entitles                 15
     7.2         Merger, Consolidation, or Acquisition           15
     7.3         Amendment and Termination                       15

 VIII            Special Rules in the Event of a
                   Change of Control                             16
     8.1         Change of Control                               16
     8.2         Severance Pay                                   18
     8.3         Legal Fees                                      18

       ii (10k page 79)

                 FIRST INDIANA CORPORATION
                 SUPPLEMENTAL BENEFIT PLAN

           ARTICLE I - ESTABLISHMENT AND PURPOSE

     1.1 Establishment. First Indiana Corporation ("Company" or "Employer"), hereby establishes, effective as of May 1, 1997, a nonqualified retirement and death benefit plan to be known as the "FIRST INDIANA CORPORATION SUPPLEMENTAL BENEFIT PLAN" (the "Plan"). Pursuant to
Section 7.1 of the Plan, the Company's wholly-owned subsidiary, First Indiana Bank ("Bank" or "Employer"), hereby adopts the Plan as a participating employer effective as of May 1, 1997.

     1.2  Purpose.  The general purposes of this Plan are
(a) to provide the amount of the benefit which otherwise would be paid under the Employers' defined benefit pension plan as in effect from time to time (the "DB Pension Plan") but which cannot be paid under that plan on account of the limitations imposed by the Internal Revenue Code of 1986 ("Code"), (b) to include bonuses in the definition of compensation on which retirement benefits are based, (c) to provide additional retirement benefits to certain participants, and (d) to provide supplemental death benefits to the beneficiaries of certain participants.

     1.3 Application of Plan. The terms of this Plan are applicable only to officers of the Employers who are in the active employ of the Employers on or after the effective date of the Plan and with whom an Employer, with the approval of the Committee, has entered into a Plan
Agreement.


         ARTICLE II - DEFINITIONS AND CONSTRUCTION

     2.1 Definitions. For purposes of this Plan and any amendments hereto, the terms defined in the DB Pension Plan shall have the same meanings as the meanings ascribed to them for purposes of the DB Pension Plan, unless a different meaning is set forth below, or unless a different meaning is clearly required by the context. For purposes of this Plan and any amendments hereto, the following terms when capitalized shall have the following meanings, unless a different meaning is plainly required by the context:

          2.1(a)    "Actual DB Plan Benefit" means, with
                    reference to a participant, the actual

       1 (10k page 80)

                    retirement benefit that is payable to
                    the participant under the DB Pension
                    Plan.

          2.1(b)    "Base Date" means the retirement or
                    other date as of which a benefit
                    calculation is being made.

          2.1(c)    "Bonus" means, with reference to a
                    participant, the excess of the
                    participant's Total Compensation over
                    the participant's Total Salary.

          2.1(d)    "Committee" means the Compensation
                    Committee of the Company's Board of
                    Directors.

          2.1(e) "High-Five Average Total Salary" means, with reference to a participant, the participant's average annual salary over the five consecutive years of highest salary, as the same would be determined under the DB Pension Plan, if such determination were based on the participant's Total Salary, for purposes of calculating the participant's retirement benefits under the DB Pension Plan.

          2.1(f) "High-Three Average Bonus" means, with reference to a participant and a Base Date, the average annual Bonus paid by the Employers to the participant for the three consecutive calendar years, out of the nine calendar years commencing before the Base Date, which produce the highest such average. However, this may be varied by the following special rules and exceptions:

                    (i)  In determining the participant's
                         Bonus for the calendar year which
                         includes the Base Date, amounts
                         received or realized after the Base
                         Date shall be disregarded.

                    (ii) For purposes of determining the
                         participant's High-Three Average
                         Bonus, awards paid under a Long-Term Management Performance Incentive Plan ("LTP"), and amounts realized upon the vesting of restricted stock grants issued in conjunction with a LTP, shall be treated

       2 (10k page 81)

                         as received or realized
                         ratably over the applicable plan
                         term or the portion thereof
                         preceding the Base Date.

                              [For example, if a participant realizes
                              $75,000 in 1999 upon the vesting of restricted stock granted in conjunction with the 1997 LTP, such $75,000 will be deemed to have been realized $25,000 in 1997, $25,000 in 1998 and
                              $25,000 in 1999.]

                         Notwithstanding the foregoing, if
                         all three of the years included in
                         the High-Three Average Bonus
                         computation end before 1997, the
                         rule set out in this clause (ii)
                         shall apply only if application of
                         the rule to all such amounts
                         received or realized during those
                         years benefits the participant.

                    (iii)For purposes of any benefit
                         calculation required under this
                         Plan, the Base Date with respect to
                         a participant's High-Three Average
                         Bonus shall be the same as the Base
                         Date with respect to the
                         participant's High-Five Average
                         Total Salary to which it would be
                         added, but the three years included
                         in the former need not include any
                         of the five years included in the
                         latter.

                           [For example, in the case of a participant born on August 1, 1929, who retires at the age of 68 on August 1, 1997, and whose Total Compensation Full DB Plan Benefit would be determined as a multiple of his age 65 Total Compensation Full
                           DB Plan Benefit, the Base Date would be August 1, 1994, the participant's 65th birthday, and the 60 months included in the participant's High-Five Average Total Salary

       3 (10k page 82)

                           could be any 60 months ending before the Base Date, and the three years included in the participant's High-Three Average Bonus could be any three contiguous calendar years beginning after 1985 and before the Base Date.]

          2.1(g)    "Plan Agreement" means, with reference
                    to a participant, the written agreement
                    which is approved by the Committee,
                    which is entered into between the
                    participant and his Employer, and which
                    specifies and evidences the retirement
                    or death benefits to which the
                    Participant is entitled under the Plan.

          2.1(h)    "Section 401 Limits" mean the
                    limitations which the DB Pension Plan,
                    in order to qualify under Section 401 of the Code is required to impose on the maximum amount of employee compensation which may be taken into account for purposes determining benefits paid under the DB Pension Plan.

          2.1(i)    "Section 415 Limits" mean the
                    limitations under Section 415 of the
                    Code which the DB Pension Plan, in order to qualify under Section 401 of the Code, is required to impose on the maximum benefits that can be paid under the DB Pension Plan.

          2.1(j) "Total Compensation" generally includes, with reference to a participant, all of the participant's pay from the Employers reportable on IRS Form W-2 under Section 3401(a) of the Internal Revenue Code, disregarding limitations based on the nature or location of the employment. This general definition is subject to the following specific clarifications and exceptions:

                    (i)  Total Compensation" includes
                         elective contributions made by an
                         Employer on the participant's
                         behalf (for example, elective
                         deferrals under a 401(k) plan or a
                         cafeteria plan).


       4 (10k page 83)

                    (ii)"Total Compensation" includes
                         amounts electively deferred by the
                         participant under the terms of any
                         nonqualified deferred compensation
                         plan maintained by an Employer.

                    (iii)"Total Compensation" includes
                         amounts realized by the participant
                         when stock or other property
                         transferred by an Employer to the
                         participant either becomes freely
                         transferable or is no longer
                         subject to a substantial risk of
                         forfeiture (for example, when
                         grants of restricted stock become
                         vested).

                    (iv)"Total Compensation" does not
                         include amounts realized from the
                         exercise of a non-qualified stock
                         option or from the sale, exchange
                         or other disposition of stock
                         acquired under an incentive stock
                         option or other stock option
                         described in Part II, Subchapter D,
                         Chapter 1 of the Code.

                    (v)"Total Compensation" does not include
                         tax gross-up payments (for example,
                         amounts paid by an Employer to a
                         participant as reimbursement for
                         federal, state or local taxes
                         payable by the participant on
                         amounts realized by the participant
                         when grants of restricted stock
                         become vested or payable by the
                         participant on such tax
                         reimbursements).

                    (vi)"Total Compensation" does not
                         include non-cash fringe benefits,
                         premiums paid for life insurance,
                         payments made for group insurance,
                         hospitalization or similar
                         benefits, or amounts paid as an
                         expense or automobile allowance or
                         as reimbursement for expenses
                         incurred.  Nor does it include
                         disability pay, severance pay, or
                         amounts received under employee
                         welfare benefit plans.  Nor does it
                         include distributions under this
                         Plan or under qualified employee
                         pension benefit plans.


       5 (10k page 84)

          2.1(k)    "Total Compensation Full DB Plan
                    Benefit" means, with reference to a
                    participant, the benefit that would be
                    payable under the DB Pension Plan to the participant if benefits under that plan were based on the sum of the participant's High-Five Average Total Salary and the participant's High-Three Average Bonus and were not subject to the Section 401 Limits or the Section 415 Limits.

          2.1(l) "Total Salary" means, with reference to a participant, the participant's Salary as defined in the DB Pension Plan, but determined without regard to the Section 401 Limits.

          2.1(m) "Total Salary Full DB Plan Benefit" means, with reference to a participant, the benefit that would be payable under the DB Pension Plan to the participant if benefits under that plan were based on the participant's High-Five Average Total Salary and were not subject to the
                    Section 401 Limits or the Section 415
                    Limits.


     2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology when used in the Plan shall also include the feminine gender, and the definition of any term in the singular shall also include the plural.

     2.3 Severability. In the event any provision of the Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Employers shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan.

     2.4 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of Indiana.

     2.5 Plan Not an Employment Contract. Neither the Plan nor any Plan Agreement entered into pursuant to the Plan shall be deemed to constitute an employment contract or to give any person

       6 (10k page 85)

the right to be continued in employment.
Except in the case of participants having written employment contracts that provide otherwise, all participants remain subject to change of salary, transfer, change of job, discipline, layoff, discharge, or any other change of employment status.

          ARTICLE III - PARTICIPATION IN THE PLAN

     3.1 Participants. Eligibility for membership in the Plan shall be determined by the Committee, in its sole discretion, on an individual basis.

     3.2 Benefit Payments. The payment of benefits to the participant or his beneficiary under this Plan is conditioned upon the continuous employment of the participant by the Employers (including periods of disability and authorized leaves of absence) from the date of participation in the Plan until the participant's retirement from the Employers at or after attainment of age 65, or until the participant dies or becomes permanently and totally disabled, or until a change of control (as defined in Article VIII), whichever first occurs; provided, however, that a participant who does not satisfy the foregoing condition shall be vested with respect to the "excess plan portion" of the retirement benefit provided hereunder (but not with respect to the balance of such benefit or with respect to any special death benefit provided under the participant's Plan Agreement) to the same extent the participant is vested with respect to benefits payable under the DB Pension Plan; provided further, that a participant's Plan Agreement may provide for any or all of the participant's additional retirement benefit (the balance of the participant's retirement benefit over the excess plan portion, and any special death benefit, whether provided under the Plan or under the participant's Plan Agreement) to become fully vested upon the attainment by the participant of a specified sum (which may vary as between participants) of years of age plus years of service. For purposes of the foregoing, the "excess plan portion" of a participant's retirement benefit is the portion of such benefit, if any, that represents the excess of the Total Salary Full DB Plan Benefit over the Actual DB Plan Benefit.


                   ARTICLE IV - BENEFITS

     4.1 Base Retirement Benefit. The base retirement benefit shall be a monthly retirement benefit, payable as a straight life annuity, commencing upon termination of employment, or upon attainment of age 65, whichever is later, in an amount equal to

       7 (10k page 86)

the excess of the Total Compensation Full DB Plan Benefit over the Actual DB Plan Benefit, assuming both were payable in the same form, commencing at the same time, as such base retirement benefit. A participant's Plan Agreement may provide for an alternative calculation of the base retirement benefit, or for a base retirement benefit payable in an alternative form, or both. It is intended that the base retirement benefit be calculated only as a step in calculating the participant's default retirement benefit payable in accordance with Section 4.2 below or the participant's individualized retirement benefit payable in accordance with the participant's Plan Agreement and Section 4.3 below.
Benefits shall be payable in the form of the base retirement benefit only if the participant's Plan Agreement provides for an individualized retirement benefit payable in such form.

     4.2 Default Retirement Benefit. Unless otherwise provided in the participant's Plan Agreement, the retirement benefit payable to a participant under this Plan shall a benefit which is actuarially equivalent to the base retirement benefit and which is paid in the same form, commencing at the same time, as benefits are paid to the participant under the DB Pension Plan. If the lump sum actuarial equivalent of the base retirement benefit is $10,000 or less, the Committee, in its sole discretion, may direct the payment of the participant's benefit in the form of such lump sum amount. The payment of such lump sum shall be in full discharge of the Employers' obligations under the Plan to the participant, his spouse, or beneficiaries. For purposes of determining the form and amount of the default retirement benefit, actuarial equivalence shall be determined the same way it is determined under the DB Pension Plan.

     4.3  Individualized Retirement Benefit.  A
participant's Plan Agreement may provide for the retirement benefit payable under this Plan to be paid in a special form, commencing at any time at or after the participant's termination of employment, that is specified in the Plan Agreement. Any such individualized retirement benefit shall be actuarially equivalent to the base retirement benefit. For this purpose, benefits based on investment results that would accrue if a lump sum were set aside at the commencement date for the base retirement benefit and then invested at the participant's direction until fully distributed, shall be deemed actuarially equivalent to the base retirement benefit, provided such lump sum, if deemed fully distributed on such commencement date, is actuarially equivalent to the base retirement benefit. In all other respects, actuarial equivalence shall be determined the same way it is determined under the DB Pension Plan.


       8 (10k page 87)

     4.4 Effect of Certain Required DB Pension Plan Distributions. Benefits under this Plan shall not commence or be paid prior to the participant's termination of employment. If distributions to a participant under the DB Pension Plan commence prior to the Participant's termination of employment due to the requirements of Section 401(a)(9)(C) of the Code or due to provisions of the DB Pension Plan designed to comply with the current or any prior version of Section 401(a)(9)(C) of the Code, such distributions shall not be deemed distributions of the participant's retirement benefit under the DB Pension Plan, and computations hereunder of the participant's Actual DB Plan Benefit, Full DB Plan Benefit, base retirement benefit, default retirement benefit and individualized retirement benefit shall be made as though such distributions had not been required and had not been made.

     4.5 Death Benefits. No death benefit shall be paid under this Plan except as provided in this section or in a participant's Plan Agreement. A death benefit shall be payable to a surviving spouse or other designated beneficiary of the participant if a death benefit is payable under the terms of the DB Pension Plan. Such death benefit shall be computed using the same factors and assumptions used to compute the applicable death benefit under the DB Pension Plan and shall be paid in the same form as such death benefit, except that the amount of the death benefit shall be computed with respect to the amount of the benefit the participant accrues under this Plan.

     4.6 Funding. All amounts paid under this Plan shall be paid in cash from the general assets of the Employers. Benefits shall be reflected on the accounting records of the Employers but shall not be construed to create, or require the creation of, a trust, custodial or escrow account. No participant shall have any right, title, or interest whatever in or to any investment reserves, accounts, or funds that the Employers may purchase, establish, or accumulate to aid in providing the benefits described in this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust or a fiduciary relationship of any kind between an Employer and a participant or any other person. Neither a participant nor a beneficiary of a participant shall acquire any interest greater than that of an unsecured creditor.

     4.7 Tax Withholding. The Employers may withhold from a payment any federal, state, or local taxes required by law to be withheld with respect to such payment and such sum as the Employers may reasonably estimate as necessary to cover any taxes

       9 (10k page 88)

for which the Employers may be liable and which may be assessed with regard to such payment.

     4.8 Nontransferability. A participant or his beneficiary shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Plan, nor shall rights be assigned or transferred by operation of law.


                 ARTICLE V - ADMINISTRATION

     5.1 Administration. The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the Plan and all Plan Agreements entered into pursuant to the Plan, to adopt and review rules relating to the Plan and to make any other determinations for the administration of the Plan.

          Subject to the terms of the Plan, the Committee shall have exclusive jurisdiction to (a) select the employees eligible to become participants, (b) determine the eligibility for, and form and method of any benefit payments, (c) establish the timing of benefit distributions, and (d) settle claims according to the provisions in Article VI.

     5.2 Costs. The Committee may employ such counsel, accountants, actuaries, and other agents as it shall deem advisable. The Employer shall pay the compensation of such counsel, accountants, actuaries, and other agents and any other expenses incurred by the Committee in the administration of the Plan.

     5.3 Finality of Determination. The determination of the Committee as to any disputed questions arising under this Plan or any Plan Agreement, including questions of construction and interpretation, shall be final, binding, and conclusive upon all persons.

     5.4 Indemnification and Exculpation. The members of the Committee, its agents, and officers, directors, and employees of the Employers and its affiliates shall be indemnified and held harmless by the Employers against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Employers' written approval) or paid by them in satisfaction of a judgment

       10 (10k page 89)

in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person's gross negligence or willful misconduct.

     ARTICLE VI - NAMED FIDUCIARY AND CLAIMS PROCEDURE

     6.1 Named Fiduciary. For purposes of the claims procedure under this Plan, the named fiduciary of the Plan is the Chairman of the Committee.

     6.2 Payment of Benefits. Benefits shall be paid in accordance with the provisions of this Plan or the participant's Plan Agreement. The participant, or his beneficiary or contingent beneficiary (hereinafter collectively referred to as the "claimant") shall make a written request for the benefits provided under this Plan. This written claim shall be mailed or delivered to the named fiduciary by registered mail.

     6.3 Denied Claim. If the claim is denied, either wholly or partially, notice of the decision shall be sent by registered mail to the claimant within a reasonable time period. This time period shall not exceed 90 days after the receipt of the claim by the named beneficiary.

     6.4 Written Notice. The named fiduciary shall provide such written notice to every claimant who is denied a claim for benefits under this Plan. The notice shall set forth the following information:

          6.4(a)    the specific reasons for the denial;

          6.4(b) the specific reference to pertinent Plan provisions on which the denial is based;

          6.4(c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

          6.4(d)    appropriate information and explanation
                    of the claims procedure under this Plan
                    to permit the claimant to submit his
                    claim for review.

     6.5 Appeal. The claims procedure under this Plan shall allow the claimant a reasonable opportunity to appeal a denied

       11 (10k page 90)

claim and to get a full and fair review of that decision from the Board.

          6.5(a) The claimant shall exercise his right of appeal by submitting a written request for a review of the denied claim to the named fiduciary. This written request for review must be submitted to the named fiduciary within sixty (60) days after receipt by the claimant of the written notice of denial.

          6.5(b)    The claimant shall have the following
                    rights under this appeal procedure:

                    (1)  to request a review by the
                         Committee upon written application
                         to the named fiduciary;

                    (2)  to review pertinent documents with
                         regard to the employee benefit plan
                         created under this Plan;

                    (3)  the right to submit issues and
                         comments in writing;

                    (4)  to request an extension of time to
                         make a written submission of issues
                         and comments; and

                    (5)  to request that a hearing be held
                         to consider claimant's appeal.

     6.6 Review of Appeal. The decision on the review of the denied claim shall promptly be provided by the
Committee:

          6.6(a)    within forty-five (45) days after the
                    receipt of the request for review if no
                    hearing is held; or

          6.6(b)    within ninety (90) days after the
                    receipt of the request for review, if an extension of time is necessary in order to hold a hearing.

                    (1)  If an extension of time is
                         necessary in order to hold a
                         hearing, the Committee shall give
                         the claimant written notice of the
                         extension of time and of the

       12 (10k page 91)

                         hearing.  This notice shall be
                         given prior to any extension.

                    (2)  The written notice of extension
                         shall indicate that an extension of
                         time will occur in order to hold a
                         hearing on claimant's appeal.  The
                         notice shall also specify the
                         place, date, and time of that
                         hearing and the claimant's
                         opportunity to participate in the
                         hearing.  It may also include any
                         other information the Committee
                         believes may be important or useful
                         to the claimant in connection with
                         the appeal.

     6.7 Hearing. The decision to hold a hearing to consider the Claimant's appeal of the denied claim shall be within the sole discretion of the Committee, whether or not the Claimant requests such a hearing.

     6.8 Written Decision. The Committee's decision on review shall be made in writing and provided to the Claimant within the specified time periods. This written decision on review shall contain the following information:

          6.8(a)    the decision(s);

          6.8(b)    the reasons for the decision(s); and

          6.8(c)    specific references to the Plan
                    provisions of the Plan on which the
                    decision(s) is/are based.

All of this information shall be written in a manner calculated to be understood by the claimant.

           ARTICLE VII - PARTICIPATING EMPLOYERS,
              CORPORATE CHANGES, AMENDMENT,
                     AND TERMINATION

     7.1 Participation By Other Entities. Any entity, whether or not presently existing, may, with the approval of the Company's Board of Directors, adopt this Plan pursuant to appropriate written resolutions of the governing body of such entity. An entity which adopts the Plan shall thereafter be an Employer for purposes of the Plan. By its adoption of this Plan, an entity shall be deemed to have appointed the Company (in the case of powers conferred upon the Company) and the Committee (in

       13 (10k page 92)

the case of powers conferred upon the Committee) as its exclusive agent to exercise on its behalf all of the power and authority conferred by this Plan upon the Company or the Committee.
The authority of the Company and the Committee to act as such agent shall continue until the Plan is terminated as to such entity.

     7.2 Merger, Consolidation, or Acquisition. The Plan shall be binding upon the Employers, their assigns, and any successor which shall succeed to substantially all of the assets and business of an Employer through merger, consolidation or acquisition.

     7.3 Amendment and Termination. The Company's Board of Directors may amend, modify, or terminate the Plan with respect to all Employers, and the governing body of an Employer may amend the Plan with respect to such Employer, pursuant to a written resolution adopted by such board or governing body, at any time, and from time to time. Amendments shall be made by means of a written instrument that is identified as an amendment of the Plan and that is effective as of a specified date. Such instrument shall be set forth in a manner consistent with the terms, provisions and format of this Plan instrument. No such amendment, modification or termination shall affect the benefits of participants theretofore accrued, to the extent such benefits are vested as provided in Section 3.2 or the participant's Plan Agreement.


                ARTICLE VIII - SPECIAL RULES
            IN THE EVENT OF A CHANGE OF CONTROL

     8.1 Change of Control. Notwithstanding anything to the contrary in any other section of this Plan, in the event a change of control shall occur (as defined below), neither the Employers nor their Boards of Directors shall thereafter remove a participant from the Plan, nor shall the Employers or their Boards of Directors terminate, modify, or amend, in whole or in part, any or all of the provisions of this Plan, unless a majority of the participants covered by the Plan at the time of the change of control give their written consent to such termination, modification or amendment. In no event shall such action reduce the benefits of any terminated participant or his beneficiary. In the event of a change of control, participants shall immediately become vested in benefits payable from this Plan.

     In the case of any participant employed by an Employer under a written agreement that defines the term "change of control"


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(including any such agreement that becomes
effective upon the occurrence of a change of control as so defined), the term "change of control" shall have the same meaning for purposes of this Plan and such participant's Plan Agreement as it then has for purposes of such agreement. In the case of any other participant, "change of control" means with respect to the Plan and such participant's Plan Agreement any one of the events specified in the following clauses (a) through (d) occurring after the date of such Plan Agreement:

          (a) any third person, including a "group" as defined in Section 12(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Company with respect to which 20% or more of the total number of votes for the election of the Board of Directors of the Company may be cast,

          (b) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company,

          (c) the shareholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all the assets of the Company, or

          (d) with respect to any period of two consecutive years commencing with or after the date of such Plan Agreement, individuals, who at the beginning of such period constitute the Board of Directors of the Company, cease for any reason to constitute at least a majority thereof, unless the election of each Director who was not a Director at the beginning of such period has been approved in advance by Directors then in office who were Directors at the beginning of such period;

provided, however, that the occurrence of any of such events specified in the foregoing clauses (a) through (c) shall not be deemed a "change of control" if, prior to such occurrence, a resolution specifically exempting such event specified in the


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foregoing clauses (a) through (c) shall
have been adopted by at least a majority of the Board of Directors of the Company; provided further, that a "change of control" shall not be deemed to occur by reason of (i) any subsequent acquisition of shares by a person or group (including any member or members of such group) which as of the date of such Plan Agreement was the beneficial owner of shares with respect to which twenty percent (20%) or more of the total number of votes for the election of the Board of Directors of the Company could be cast (a "Prior Owner"),
(ii) any change in the members of a group which is a Prior Owner, or (iii) the occurrence of an event specified in clause (i) until such third person shall become the beneficial owner of a greater number of shares of the Company than the number of shares beneficially owned by any Prior Owner.

     8.2 Severance Pay. Payment of any benefits to a participant who is also entitled to receive severance pay
(due to termination of employment after a change of control) shall not be offset by such severance pay.

     8.3 Legal Fees. The legal fees incurred by any participant (or former participant who was a participant when the change of control occurred) to enforce his rights under this article shall be paid by the Employers in addition to sums due under this Plan.

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